Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 (AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002)

     In connection with the Annual Report on Form 11-K relating to the McKesson Corporation Profit-Sharing Investment Plan (the “Plan”) for the year ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul E. Kirincic, Senior Vice President Human Resources of McKesson Corporation certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.     The information contained in this Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan as of the dates and for the periods expressed in the Report.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of August 28, 2003.

/s/ Paul E. Kirincic Paul E. Kirincic
Senior Vice President
Human Resources
McKesson Corporation

     A signed original of this written statement required by Section 906 has been provided to McKesson Corporation and will be retained by McKesson Corporation and furnished to the Securities and Exchange Commission or its staff upon request.